  EXHIBIT 99.1

CÜR MEDIA COMPLETES $2 MILLION FINANCING, LED BY

INTUITIVE VENTURE PARTNERS AND KATALYST SECURITIES

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#CURMUSIC

GLASTONBURY, CT – April 13, 2016 -- CÜR Media, Inc.(OTCQB: CURM) (OTCBB: CURM) today announced the completion of a $2 million financing (the "Offering") led by Intuitive Venture Partners and Katalyst Securities.

The Company intends to use the net proceeds from the Offering to pay certain fees to content providers including the three major record labels, in order to stream music from their catalogs, for working capital and for general corporate purposes. The Offering is a significant step forward in the Company's plans to officially launch CÜR Music, a social, mobile, and web streaming music service designed to enable users to go beyond the limitations of traditional steaming services. CÜR Music's core product begins at $1.99 per month after a 14-day free trial.

"I'm pleased to have completed this financing and to move our company one step closer toward the launch of CÜR Music," said Tom Brophy, Founder & CEO of CÜR Media, Inc. "We intend to work dilligently to move our Company forward and deliver on the great potential of CÜR Music in the multi-billion dollar music streaming industry. I'm grateful for my team who have worked diligently to prepare a terrific and competitive product for consumers at a price-point of $1.99 per month that works for the masses."

The securities issued in this Offering consisted of the Company's 12% Senior Secured Convertible Promissory Notes, which are convertible into units of the Company's securities, each unit consisting of one share of the Company's common stock, and one warrant to purchase an additional share of the Company's common stock. These securities have not been registered under the Securities Act of 1933, as amended ("Securities Act") or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  A full description of the Offering can be found in the Company's Form 8-K filed with the SEC on April 13, 2016. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the units, common stock, warrants or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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ABOUT CÜR MEDIA INC

CÜR Media, Inc. is creating CÜR (pronounced 'cure'), a next generation social music experience through the planned launch of CÜR Music, a social, mobile, and web streaming music application that is being designed to enable its users to go beyond the limitations of traditional music streaming services. Upon its anticipated launch, CÜR Music will unlock the truly expressive nature of an individual's connection with their music by fostering personalization, sharing and creativity. With CÜR Music it's not just about streaming, it's about what the music means to you and how you want to express that to the world. For more information please visit www.curmusic.com

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of a commercially viable streaming music product, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the Company's ability to negotiate economically feasible agreements with the major and independent music labels and publisher rights organizations, and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) and (v) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the length of time associated with development of mobile applications and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies.

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CONTACT:

CÜR Media, Inc.

Marcy Polanco

mpolanco@curmusic.com